Exhibit 99.1

Definitions of Net Revenues

1.	Domestic assessments: Domestic assessments are fees charged to issuers and acquirers based on the volume of activity on MasterCard-branded cards where the merchant country and the cardholder country are the same. In addition, domestic assessments include card assessments, which are fees charged on the number of cards issued or assessments for specific purposes, such as acceptance development or market development programs. Acceptance development fees are charged primarily to U.S. issuers based on components of volume, and support our focus on developing merchant relationships and promoting acceptance at the point of sale.

2.	Cross-border volume fees: Cross-border volume fees are charged to issuers and acquirers based on the volume of activity on MasterCard-branded cards where the merchant country and cardholder country are different. Cross-border volume fees also include fees, charged to issuers, for performing currency conversion services and fees charged to U.S. acquirers, for accepting transactions from cardholders with non-U.S. issuers.

3.	Transaction processing fees: Transaction processing fees are charged for both domestic and cross-border transactions and are primarily based on the number of transactions. Transaction processing fees include charges for the following:

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Authorization refers to a process in which a merchant requests approval for a cardholder’s transaction. The Company charges a fee for routing the authorization for approval to and from the issuer or, in certain circumstances, such as when the issuer’s systems are unavailable, for approval by MasterCard or others on behalf of the issuer in accordance with the issuer’s instructions. MasterCard’s rules, which vary across regions, establish the circumstances under which merchants and acquirers must seek authorization of transactions. These fees are primarily paid by issuers.

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Clearing and settlement refers to the process in which the Company determines the amount due between issuers and acquirers for payment transactions and associated fees. First, the transaction is cleared by transferring the financial transaction details among issuers, acquirers or their designated third-party processors. Then the Company settles or exchanges the related funds among the issuers and acquirers. The Company charges a fee for these settlement and clearing services. These fees are primarily paid by issuers.

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Switch fees are charges primarily for the transmission of debit single-message (typically requiring a personal identification number, or PIN, for verification) financial information between acquirers and issuers. These fees are primarily paid by issuers.

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Connectivity fees are charged to issuers and acquirers for network access, equipment and the transmission of authorization and settlement messages. These fees are based on the size of the data being transmitted through and the number of connections to the Company’s network.

4.	Other revenues: Other revenues include fees associated with the following:

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Fraud products and services used to prevent or detect fraudulent transactions. This includes warning bulletin fees which are charged to issuers and acquirers for listing invalid or fraudulent accounts either electronically or in paper form and for distributing this listing to merchants.

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Consulting and research fees are primarily generated by MasterCard Advisors, the Company’s professional advisory services group. The Company’s business agreements with certain customers and merchants may include consulting services as an incentive. The contra-revenue associated with these incentives is included in rebates and incentives.

•	Cardholder services fees are for benefits provided with MasterCard-branded cards, such as insurance, telecommunications assistance for lost cards and locating automated teller machines.

•	The Company also charges for a variety of other payment-related services, including account and transaction enhancement services, compliance and penalty fees, holograms and publications.

5.	Rebates and incentives (contra-revenue): Rebates and incentives are provided to certain MasterCard financial institution customers and merchants. These payments are based on contractual arrangements which may include performance hurdles for volumes, transactions, issuance of new cards, launch of new programs or the execution of marketing programs.